Exhibit 99.1 Investor Presentation Second Quarter 2020

Forward Looking Statement Disclosure Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: • economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; • future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; • the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iv) management’s ability to effectively execute its business plans; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; • the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period; • the effect of changes in accounting policies and practices; • changes in consumer spending, borrowing and saving and changes in unemployment; • changes in customers’ performance and creditworthiness; • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; • current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; • the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; • our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms; 2

Forward Looking Statement Disclosure • financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; • the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; • the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; • a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; • the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and • our ability to develop and execute effective business plans and strategies. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2019, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement. 3

Presentation Contents About First Financial Bancorp COVID-19 Related Information Financial Performance Appendix 4

Our Franchise $15.9B NASDAQ: FFBC in assets Headquarters: Cincinnati, Ohio $10.2B/$11.7B Founded: 1863 loans / deposits Banking Centers: 141 Employees: 2,076 $4.3B wealth management Market Cap (6/30/20): $1.4B Dividend Yield (6/30/20): 6.6% 1.73% TCE Ratio: 8.09% Adj. PTPP ROAA(1) Lines of Business Commercial Wealth Management / Private C&I, O-CRE, ABL, Equipment Finance, Treasury, Bannockburn Global Forex Banking Retail Banking Investment Commercial Consumer, Business Banking, Small Business Real Estate Mortgage Banking Commercial Finance 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. 5

Key Investment Highlights Proven & sustainable business model spanning 150+ years • Well managed through past credit cycles • Conservative operating philosophy • Consistent profitability – 119 consecutive quarters Premier Midwest franchise with top quartile performance High quality balance sheet & robust capital position (11.49% CET1 / 8.09% TCE) Prudent risk management & credit culture with strong asset quality Increased scale to continue investments in technology Track record of well-executed acquisitions with a well-defined M&A strategy Experienced and proven management team 6

Complementary Market Centric Strategies Loans $3.1B / Deposits $2.0B Loans $1.8B / Deposits $4.7B Loans $2.9B / Deposits $3.8B Loans $1.1B 7 Note: Loan and deposit balances exclude special assets, loan marks, other out of market and corporately held balances.

Diversified Lines of Business 8

Revenue Growth Strategies

LOB | Go-to-Market

Product & Pricing

- Regional pricing strategy
- Treasury Management product investments
- Investments in Product Management

Talent Expansion

- Up-Market Commercial talent acquisition
- Added Chief Digital Officer; building out team
- Added Enterprise Product Executive
- Added Client Experience Executive

Client Experience

- Improved Cash Management Platform
- Improved Online Banking Product
- Blend – Mortgage Origination
- nCino – Commercial loan origination and online account opening

Distribution

Defined Models

- Community
- Metro
- Headquarters
- National
- Digital

Capacity Plans

- Increased physical distribution network
- Closed 52 locations since merger including 4 in 1Q of 2020
- Aligned sales teams to distribution models

Expanded Capabilities

- Acquired Bannockburn enabling us to provide foreign exchange services
- Rollout of "in-house" derivatives desk capabilities
- Exploit untapped Wealth Management opportunities for expanded client base

Technology

Enterprise Data Management

- Investment in data warehouse
- Enabling data as a strategic asset
- Connection into CRM platform

Enterprise CRM

- Company-wide implementation of SFDC
- Marketing automation and sales enablement program development
- Sales Management
- Operational Integration

Digital Transformation

- Roadmap Creation
- Increased Resource Allocation
- Enhanced Client Experience

Talent

Staffing Model

- Defined new company FTE targets
- Larger salesforce in targeted Lines of Business

Culture

- Diversity and inclusion is a strategic priority
- Change Management through merger
- Refreshed Corporate Strategic Intent
- Attraction/recruitment engagement and retention programs

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Digital + Technology Investments “ Enabling a simple, consistent & seamless customer experience across digital & physical channels & making it easier for associates to provide best- in-class customer service. 10

Digital + Technology Investments

- 2020 expenses include $6 – 8 million of strategic technology investments
- Continued investment in foundational data enablement + automation capabilities



Expanded Salesforce CRM across enterprise
1Q 2019
1Q 2019
Enterprise workflow platform across bank operations
Enterprise Digital Solutions formed, led by new Chief Digital Officer
2Q 2019
3Q 2019
Digital mortgage origination launch
Digital commercial loan origination launch
4Q 2019
1Q 2020
Office of Intelligent Automation launch
Digital consumer deposit origination upgrade
1Q 2020
2Q 2020
Digital PPP loan application, automated workflow + e-signature launch
Digital marketing platform upgrade
2Q 2020
2Q 2020
Launch online chat + chatbot support
Consumer digital banking upgrade
2Q 2020
3Q 2020
Commercial digital banking upgrade
Digital PPP forgiveness application launch
3Q 2020
4Q 2020
Redesigned bankatfirst.com launch
Digital consumer lending upgrade
4Q 2020
1H 2021
Digital commercial treasury mgt origination launch
Digital wealth account opening
1H 2021

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Presentation Contents About First Financial Bancorp COVID-19 Related Information Financial Performance Appendix 12

Leading our Response We were prepared to immediately implement our Pandemic Plan and adapt our business continuity planning to navigate the evolving circumstances of our associates, clients and communities. 13

Relief Program Overview Associates Consumers Businesses Communities •More than half of our associates •Introductions of hardship relief •Prudently working with clients to •Many organizations in our are working from home. programs like, payment deferrals, provide access to capital, defer communities are mobilizing to fee-waivers, and the suspension payments when appropriate, and help provide assistance to those •Up to four weeks of pandemic pay of new foreclosures. provide support during this impacted economically by is available for associates who difficult time. Coronavirus. cannot work on-site or at home. •Modifications have been made to many products and service •Our experienced team is helping •First Financial has helped to lead •Protocols have been implemented channels to make it easier and clients leverage relief programs those efforts by contributing $1 for cleaning and distancing at all faster to make transactions, open such as the SBA Disaster Loan million to help fund COVID-19 worksites. accounts and conduct banking program, the CARES Act relief efforts throughout our from home. Paycheck Protection Program, and footprint in the first quarter of •Financial assistance, like payment the Main Street Lending Program. 2020. deferrals, line of credit increases, •Virtually all transactions can be and access to our experts is handled via the drive-thru, •As of June 30, we have received available to all. including the ability to provide over 8,000 loan requests totaling official checks, money orders, and $1.2 billion, securing PPP SBA •Mental wellbeing is being replacement debit cards. approval for approximately 6,800 emphasized as we promote our loans totaling $913 million. employee assistance program. •A hardship phone line and online form make it easy for clients to •As of June 30, we have modified reach out and request help. over $2.0 billion in loan balances. •As of June 30, we have successfully modified over $126 million in consumer loans, including almost $103 million of residential mortgages. 14

Presentation Contents About First Financial Bancorp COVID-19 Related Information Financial Performance Appendix 15

2Q 2020 Results

119th Consecutive Quarter of Profitability

Profitability	• Net income = $37.4 million or $0.38 per diluted share. Adjusted[1] net income = $39.0 million or $0.40 per diluted share[2] • Return on average assets = 0.96%. Adjusted[1] return on average assets = 1.00% • Return on average shareholders' equity = 6.88%. Adjusted[1] return on average shareholders' equity = 7.18% • Return on average tangible common equity = 12.90%[1]. Adjusted[1] return on average tangible common equity = 13.47%
Income Statement	• Net interest income = $111.6 million • Net interest margin of 3.38% on a GAAP basis; 3.44% on a fully tax equivalent basis[1] • Noninterest income = $42.7 million • Noninterest expense = $88.7 million; $86.5 million[1] as adjusted • Efficiency ratio = 57.48%. Adjusted[1] efficiency ratio = 56.10% • Effective tax rate of 17.6%. Adjusted[1] effective tax rate of 17.8%
Balance Sheet	• EOP assets increased $813.3 million compared to the linked quarter to $15.9 billion • EOP loans increased $873.9 million compared to the linked quarter to $10.2 billion • Average deposits increased $1.5 billion compared to the linked quarter to $11.7 billion • EOP investment securities decreased $31.9 million compared to the linked quarter
Asset Quality	• Provision expense = $20.2 million. Net charge-offs = $3.1 million. NCOs / Avg. Loans = 0.12% annualized • Nonperforming Loans / Total Loans = 0.75%. Nonperforming Assets / Total Assets = 0.49% • ACL / Nonaccrual Loans = 233.74%. Classified Assets / Total Assets = 0.79% • ACL / Total loans = 1.56%; 1.71% of loans excluding PPP
Capital	• Total capital ratio = 15.19% • Tier 1 common equity ratio = 11.49% • Tangible common equity ratio = 8.09%; 8.62% excluding PPP loans • Tangible book value per share = $12.26

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliation.
[2] See Slide 43 for Adjusted Earnings detail.

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2Q 2020 Highlights Quarterly earnings impacted by elevated provision expense Adjusted1 earnings per share - $0.40 Adjusted1 return on assets – 1.00% Adjusted1 pre-tax, pre-provision return on assets – 1.73% Adjusted1 return on average tangible common equity – 13.47% Strong loan and deposit growth Loan balances increased $873.9 million compared to the linked quarter; 37.8% on an annualized basis; included $885.3 million of PPP loans, net of unearned fees End of period deposit balances grew $1.1 billion compared to linked quarter; 40.3% on an annualized basis Net interest margin (FTE) stronger than expected given decline in interest rates 33 bp decline driven by the previous Fed rate cuts and the normalization of LIBOR, partially offset by disciplined funding management Strong fee income Mortgage banking revenue increased $13.8 million, or 488.6% Foreign exchange income of $6.6 million despite COVID-19 headwinds Continued strong client derivative fee income Service charges declined $2.4 million, or 28.9% Core expenses in line with initial expectations Adjusted1 noninterest expense of $86.5 million; adjusted for $0.7 million of COVID-19 related expenses and approximately $1.5 million of other non- recurring costs such as branch consolidation costs $0.8 million of incremental expenses related to PPP Elevated Allowance for credit loss (ACL) and provision expense reflects COVID-19 impact on expected lifetime losses Adopted CECL as of January 1 Loans and leases - ACL of $158.7 million or 1.56% of total loans; $17.9 provision expense Unfunded Commitments - ACL of $16.7 million; $2.4 million provision expense Substantially all of second quarter provision expense related to expected economic impact from COVID-19 Strong Capital ratios and Liquidity Issued $150 million of sub-debt Total capital of 15.19%; Tier 1 common equity of 11.49%; Tangible common equity of 8.09% Tangible book value increased to $12.26 No shares repurchased during the quarter; suspended share buybacks on March 13th Ample liquidity, with $6.1 billion of funding capacity 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 17

Adjusted1 Net Income The table below lists certain adjustments that the Company believes are significant to understanding its quarterly performance. 2Q 2020 1Q 2020 As Reported Adjusted As Reported Adjusted Net interest income $ 111,576 $ 111,576 $ 114,282 $ 114,282 Provision for credit losses-loans and leases $ 17,859 $ 17,859 $ 23,880 $ 23,880 Provision for credit losses-unfunded commitments $ 2,370 $ 2,370 $ 1,568 $ 1,568 Noninterest income $ 42,725 $ 42,725 $ 35,384 $ 35,384 less: gains (losses) on investment securities - 128 A - (157) A Total noninterest income $ 42,725 $ 42,597 $ 35,384 $ 35,541 Noninterest expense $ 88,689 $ 88,689 $ 89,666 $ 89,666 less: severance and merger-related expenses - 35 A - 329 A less: COVID-19 donations and costs - 660 A - 1,011 A less: other - 1,507 A - 1,139 A Total noninterest expense $ 88,689 $ 86,487 $ 89,666 $ 87,187 Income before income taxes $ 45,383 $ 47,457 $ 34,552 $ 37,188 Income tax expense $ 7,990 $ 7,990 $ 5,924 $ 5,924 plus: tax effect of adjustments (A) @ 21% statutory rate - 436 - 554 Total income tax expense $ 7,990 $ 8,426 $ 5,924 $ 6,478 Net income $ 37,393 $ 39,031 $ 28,628 $ 30,710 Net earnings per share - diluted $ 0.38 $ 0.40 $ 0.29 $ 0.31 Pre-tax, pre-provision return on average assets 1.68% 1.73% 1.66% 1.73% 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. All dollars shown in thousands, except per share amounts 18

Profitability Diluted EPS Return on Average Assets 1.63% 1.54% $0.58 $0.56 1.41% $0.52 $0.40 1.00% $0.31 0.85% 1.50% $0.53 $0.51 $0.49 1.41% 1.34% $0.38 0.96% $0.29 0.79% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 1 Diluted EPS Adjusted EPS1 ROA Adjusted ROA Return on Avg Tangible Common Equity Efficiency Ratio 18.87% 17.67% 59.8% 59.9% 16.73% 58.2% 57.5% 55.7% 56.4% 56.1% 53.8% 13.47% 52.0% 50.3% 10.41% 17.33% 16.15% 15.84% 12.90% 9.71% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 1 1 ROATCE Adjusted ROATCE Efficiency Ratio Adjusted Efficiency Ratio 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. 19

Net Interest Income & Margin Net Interest Margin (FTE) 4.04% 3.96% Net Interest Income 3.89% 0.23% 3.77% 0.21% 0.12% 0.21% 0.15% 0.16% 0.14% 0.10% 3.44% $122.3 $121.5 0.17% $118.9 0.10% $7.4 $6.8 $114.3 $6.7 $111.6 $3.6 $4.6 $4.5 $4.9 3.69% $3.1 $4.5 3.60% 3.54% 3.51% $5.8 1 $3.3 3.17% 2Q19 3Q19 4Q19 1Q20 2Q20 Basic Margin (FTE) Loan Fees Purchase Accounting 2Q20 NIM (FTE) Progression 1Q20 3.77% Asset yield / mix -0.57% Funding cost / mix 0.26% 2Q19 3Q19 4Q19 1Q20 2Q20 PPP Loan/Funding -0.03% Loan Fees Loan Accretion PPP Interest/Fees Purchase accounting and other 0.01% 2Q20 3.44% 1 includes 3 bps dilution from PPP All dollars shown in millions 20

Diverse and Growing Fee Revenues Noninterest Income 2Q20 Highlights Total $42.7 million $16.7 million of gains from sales of loans; a $13.8 million, or 488.6% Other increase from 1Q20 $3,544 8% Service Charges $6,001 14% $6.6 million of foreign exchange income despite COVID-19 headwinds Wealth Mgmt $4,114 Continued momentum with $3.0 million 10% of client derivative fees Gains from sales Bankcard of loans $2,844 $16,662 7% Trust and wealth management fees of 39% Client $4.1 million derivatives $2,984 Foreign 7% Service charges declined $2.4 million, exchange income or 28.9% to $6.0 million due to impact $6,576 of COVID 15% All dollars shown in thousands 21

Well Managed Expenses Noninterest Expense 2Q20 Highlights Includes $0.7 million of COVID-19 Intangible Total $88.7 million amortization related expenses $2,791 3% Other Professional $11,690 $1.5 million related to other non- services 13% $2,205 recurring expenses such as merger 3% related and branch consolidation costs Data processing $0.8 million of incremental expenses $7,019 8% related to PPP Occupancy and Salaries and equipment benefits $9,059 $55,925 10% 63% All dollars shown in thousands 22

Average Balance Sheet Average Loans Average Deposits 5.73% 5.58% 5.33% 0.82% 0.80% 5.04% 4.25% 0.74% 0.64% 0.40% $10,002 $8,853 $9,014 $9,149 $9,221 $11,731 $10,096 $10,018 $10,222 $10,234 2Q19 3Q19 4Q19 1Q20 2Q20 1 2Q19 3Q19 4Q19 1Q20 2Q20 Gross Loans Loan Yield (Gross) Total Deposits Cost of Deposits Average Securities 3.29% 3.21% 3.16% 3.04% 2.97% $3,409 $3,291 $3,103 $3,116 $3,164 2Q19 3Q19 4Q19 1Q20 2Q20 Average Investment Securities Investment Securities Yield All dollars shown in millions 1 Includes loans fees and purchase accounting accretion 23

Attractive Deposit Portfolio Deposit Product Mix (Avg) 2Q20 Average Deposit Progression Total $11.7 billion Noninterest-bearing $666.6 Public Funds Interest-bearing $1,664 demand 14% $1,522 Interest-bearing demand $128.3 13% Brokered CDs Savings $83.8 $1,187 10% Noninterest- Money Markets $155.6 bearing $3,164 Retail CDs 27% Retail CDs -$82.3 $1,318 11% Brokered CDs $483.3 Money Markets Savings Public Funds $61.8 $1,899 $977 16% 9% Total growth/(decline): $1.5 billion All dollars shown in millions 24

Loan Portfolio Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) Total $10.2 Billion Franchise ICRE $107.9 $462 5% Oak Street Commercial -$54.0 Mortgage $626 $1,108 6% Small Business Banking -$37.3 11% 1 PPP $885 Consumer -$20.2 Consumer Other 9% $848 $79 Mortgage -$21.5 8% 1% Oak Street $16.2 Small Business Banking Franchise $7.0 $1,025 10% 1 PPP $885.3 Other -$9.5 ICRE Commercial $3,487 $1,662 34% 16% Total growth/(decline): $873.9 million 1 Net of unearned fees of $27.6 million All dollars shown in millions 25

Loan Concentrations C&I Loans by Industry 1 CRE Loans by Collateral 2 C&I Loans: $4.4B CRE Loans: $3.8B Accommodation & Food Services Office Hotel/Motel Strip Center 13% 15% 11% 6% Real Estate Manufacturing 10% Nursing/Assisted 13% Living 6% Health Care Retail 7% Residential, 1-4 17% Finance & Family Insurance Construction 3% 6% 16% Restaurant 3% Industrial Facility Professional & 3% Tech Residential, Multi 5% Other Other Family 5+ 14% 16% Retail Trade 22% 5% Other Services Wholesale Trade 5% 4% 1 Industry types included in Other representing greater than 1% of total C&I loans include Agriculture, Transportation & Warehousing, Public Administration, Waste Management, Arts & Recreation, and Educational Services. Includes owner-occupied CRE. 2 Collateral types included in Other representing greater than 1% of total CRE loans include Warehouse, Medical Office, Student Housing, Real Estate IUB Other, and Vacant Land Not Held for Development. 26

Loan Portfolio - Areas of Focus Loans (EOP) Areas of Focus Total $10.2 Billion Asset classes with areas of focus Franchise $462 5% PPP: $913 million in balances or 9% Hotels $410 of total loans 4% Franchise: $462 million in balances, Retail ICRE $838 or 5% of total loans 8% All other loans $7,559 74% PPP Hotels: $410 million in balances, or $913 9% 4% of total loans Retail CRE: $838 million in balances, or 8% of total loans All dollars shown in millions 27

Area of Focus – Paycheck Protection Program $913MM, or 9% of the total portfolio; PPP Portfolio by Division $27.6 million of unearned fees as of Total $912.9 Million Commercial June 30 Finance $65.0 7% Consumer Program remains open but demand Banking ICRE $399.6 $26.0 is minimal 44% 3% Forgiveness process awaiting final guidance from the SBA Internal processes ready Commercial Expected to launch in the next 30 $422.3 days 46% Receiving some forgiveness inquiry, but to date, demand is low PPP Portfolio Top 5 Industries Majority of customers retaining $180 800 $160 700 stimulus $140 600 $120 500 $100 400 $80 Balances Balances 300 $60 $40 200 Loans or Number $20 100 $0 0 Manufacturing Profess, Construction Health Care Accomm. & Scientific, & Social Asst Food Services Tech Services Balances Number of Loans All dollars shown in millions 28

Area of Focus - Franchise Portfolio $462 million in balances or 5% of total loans Top 10 Concepts 93% of portfolio was pass rated as of 6/30 $100 25.0% $90 9 of top 10 largest relationships include some real $80 20.0% estate collateral $70 $60 15.0% $296 million, or 64%, secured an initial 90 day $50 Balances Balances $40 10.0% payment deferral; majority set to expire in late July, $30 Portfolio of % August $20 5.0% $10 $157 million of deferred loans have returned to $0 0.0% making full principal and interest payments $84 million of deferred loans have requested and been granted a second deferral Balances % of Portfolio Restaurant Type Geography Ohio Sit Down $151 Georgia 33% New Mexico New Jersey Delivery North Carolina $110 24% Virginia Florida Drive Thru Texas $201 43% California 0% 5% 10% 15% 20% 25% All dollars shown in millions 29

Area of Focus - Hotel Portfolio $410 million balance represents 4% of the total $67 loan portfolio 16% $31 76% of the hotel portfolio is located within the 8% Bank’s geographic footprint $152 37% $41 $370 million, or 90%, secured an initial 90 day 10% payment deferral; given continued low occupancy rates, majority expected to request a second 90 day full P&I or interest-only deferral $119 29% 2019 data (pre-COVID 19) indicates the hotel portfolio was strong with an average LTV of 63% Marriott Hilton IHG Choice Other and DSC of 1.58x. Majority concentrated in Midwest Metro markets reliant on business travel Overall we have little exposure to large $97 convention center hotels or fly-to-leisure 24% destinations. $313 76% Footprint Out of Footprint All dollars shown in millions 30

Area of Focus - ICRE Retail $838 million, or 8% of the total portfolio State $300 60% of the portfolio is located within the Bank’s geographic footprint $250 $200 Bank has focused on strong locations with adequately capitalized sponsors $150 $100 2019 data (pre-COVID) indicates the $50 portfolio has an average LTV of 67% $0 $507 million, or 61%, secured an initial 90 OH IN KY NY SC NC NE IL MD WV day payment deferral Retail Properties >$3 million $300 $250 $200 $150 $100 $50 $0 Power Anchored Unanchored Other Single Lifestyle Center Strip Strip Tenant Center All dollars shown in millions 31

Asset Quality Classified Assets / Total Assets Nonperforming Assets / Total Assets 1.02% 0.92% 0.83% 0.62% 0.56% 0.79% 0.42% 0.48% 0.49% $147.8 0.62% $132.5 $124.5 $125.5 $90.2 $80.8 $78.1 $72.2 $89.3 $61.6 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Classified Assets Classified Assets / Total Assets NPAs NPAs / Total Assets Net Charge Offs & Provision Expense $25.4 0.45% $20.2 $10.2 0.15% 0.08% 0.12% $6.5 $5.0 $4.8 -0.04% $3.1 $1.8 $3.5 -$0.9 2Q19 3Q19 4Q19 1Q20 1 2Q20 NCOs Provision Expense NCOs / Average Loans 2 1 Beginning January 1,2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on the incurred loss methodology. 2 Provision includes both loans & leases and unfunded commitments All dollars shown in millions 32

Current Expected Credit Losses - Loans and Leases

ACL/Total Loans



0.69%
0.62%
0.63%
1.29%
1.55%
1.56%
$61.5
$56.6
$57.7
$119.2
$143.9
$158.7
2Q19
3Q19
4Q19
1/1/2020[1]
1Q20[1]
2Q20[1]
Allowance for Credit Losses
ACL / Total Loans

ACL by Loan Type

	12/31/2019	1/1/2020	3/31/2020	6/30/2020
Loans				
Commercial and industrial	$ 18,584	$ 28,485	$ 45,409	$ 50,421
Lease financing	971	1,089	1,494	1,431
Real estate -construction	2,381	13,960	13,511	15,357
Real estate - commercial	23,579	47,697	53,155	62,340
Real estate - residential	5,299	10,789	11,284	10,581
Home equity	4,787	13,217	14,827	14,236
Installment	392	1,193	1,238	1,226
Credit card	1,657	2,726	2,967	3,069
ACL-loan and lease losses [1]	$ 57,650	$ 119,155	$ 143,885	$ 158,661
ACL-unfunded commitments [1]	$ 585	$ 12,740	$ 14,308	$ 16,678

2Q20 Highlights

- $158.7 million, or 1.56% of loan balances; 1.71% excluding PPP
- $17.9 million provision expense substantially driven by expected economic impact of COVID-19
- Utilizes final June Moody's baseline forecast in quantitative model
- $16.7 million ACL – unfunded commitments; $2.4 million provision expense

Adoption Impact

- $119.2 million, an increase of $61.5 million from 12/31/19
- Day 1 increase driven by acquired loans and life of loan expectations compared to the incurred loss model

[1] Beginning January 1, 2020, calculation is based on current expected credit loss methodology. Prior to January 1, 2020, calculation was based on the incurred loss methodology.

All dollars shown in thousands

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Investment Portfolio and Liquidity Investment Portfolio Composition Liquidity Sources Non-Agency pass- Corporate Total: $3.2B through securities securities In addition to deposits, First Financial has 3% 3% Duration: ~3.0 Yrs Regulatory approximately $6.1 billion of readily available stock 4% funding sources to meet customer needs Non-Agency Municipal through the following sources: CMOs bond 7% securities Fed funds 24% Agency FHLB funding pass- through Brokered CDs securities Asset-backed Commercial 11% securities MBSs Highly liquid securities 19% 12% Agency CMOs Fed discount window 17% Investment Portfolio Quality First Financial has the following sources of Regulatory Stock liquidity at the holding company: 4% AAA AA AA- $228.2 million in cash as of June 30, 2020 15% 6% 3% AA+ $98.2 million dividend capacity from First 3% A+ Financial Bank without prior regulatory 3% approval BBB 2% $30.0 million line of credit ($0 drawn at June Other A- Agency 12% 1% 30, 2020) 51% 34

Solid Capital Base Tier 1 Common Equity Ratio Tier 1 Capital Ratio 12.00% 11.52% 11.30% 11.27% 11.49% 12.40% 11.91% 11.69% 11.66% 11.87% 7.00% 8.50% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Tier 1 Common Equity Ratio Basel III minimum Tier 1 Capital Ratio Basel III minimum Total Capital Ratio Tangible Common Equity Ratio 15.19% 14.20% 9.34% 9.17% 13.62% 13.39% 13.54% 9.07% 8.25% 8.09% 10.50% 2 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q201 2Q20 Total Capital Ratio Basel III minimum Tangible Common Equity Ratio 6/30 Risk Weighted Assets = $11,034,570 1 Decline related to adoption of CECL during the quarter 2 Increased 134 basis points due to sub-debt issuance in beginning of second quarter All capital numbers are considered preliminary. 35

Capital Strategy Tangible Book Value Per Share Strategy & Deployment 6.6% annualized dividend yield $12.79 $12.42 July 2020 stress testing indicates $12.33 $12.26 capital ratios above regulatory $11.82 minimums in all modeled scenarios Targeted dividend payout ratio remains 40 - 45% over the long term, but is subject to change based on economic conditions and the Company’s financial performance 2Q19 3Q19 4Q19 1Q20 1 2Q20 No shares repurchased in second 1 quarter; suspended share buybacks on March 13th Tangible Book Value per Share 1 Decline related to adoption of CECL during the quarter 36

Outlook Commentary1 Loan growth expected to be in low single digits, excluding impact of PPP Balance Sheet Deposit balances expected to remain elevated in near-term; gradual decline with eventual spending of PPP/stimulus Expected to be positively impacted by PPP forgiveness Net Interest Margin Under slight pressure given low interest rate environment Elevated provision expense in near term Credit Higher credit losses anticipated in back half of the year Elevated mortgage income expected in near-term, with normalized premiums and seasonal declines in volume later in the year Noninterest income Slowly returning deposit overdraft, service charge and interchange revenues Foreign exchange income expected to rebound in near-term Will gradually increase as business activities normalize Noninterest Expense Near-term pause in discretionary expenditures and significant investments except where critical Originated approximately $913 million of PPP loans with average fees of 3.3% PPP Forgiveness payoffs expected to start in 3Q and be concentrated in 4Q and early 2021. 1 See Forward Looking Statement Disclosure on pages 2-3 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. 37

Presentation Contents About First Financial Bancorp COVID-19 Related Information Financial Performance Appendix 38

Appendix: Our Markets Greater Cincinnati Indianapolis Loans $2.9 billion Loans $1.2 billion Deposits $3.8 billion Deposits $0.9 billion Deposit Market Share #4 (2.8%) Deposit Market Share #14 (1.5%) Banking Centers 50 Banking Centers 10 Fortune 500 Companies 8 Fortune 500 Companies 2 Central OH Louisville Loans $1.3 billion Loans $0.6 billion Deposits $0.5 billion Deposits $0.6 billion Deposit Market Share #15 (0.8%) Deposit Market Share #14 (1.6%) Banking Centers 5 Banking Centers 11 Fortune 500 Companies 5 Fortune 500 Companies 3 Community Markets Commercial Finance (National) Loans $1.8 billion Loans $1.1 billion Deposits $4.7 billion Deposits $0.1 billion Banking Centers 65 All numbers as of 6/30/2020 except deposit market share which is as of 6/30/2019. Loan and deposit balances exclude special assets, loan marks, other out of market and corporately held balances. 39

Appendix: Non-GAAP Measures The Company’s Investor Presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 40

Appendix: Non-GAAP to GAAP Reconciliation

Net interest income and net interest margin - fully tax equivalent

	Three months ended				
	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	June 30, 2019
Net interest income	$ 111,576	$ 114,282	$ 118,902	$ 121,535	$ 122,302
Tax equivalent adjustment	1,664	1,624	1,630	1,759	1,416
Net interest income - tax equivalent	$ 113,240	$ 115,906	$ 120,532	$ 123,294	$ 123,718
Average earning assets	$ 13,258,612	$ 12,375,698	$ 12,288,761	$ 12,343,327	$ 12,294,911
Net interest margin[1]	3.38 %	3.71 %	3.84 %	3.91 %	3.99 %
Net interest margin (fully tax equivalent)[1]	3.44 %	3.77 %	3.89 %	3.96 %	4.04 %

[1] Margins are calculated using net interest income annualized divided by average earning assets.

The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

All dollars shown in thousands

FIRST first financial bancorp

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Appendix: Non-GAAP to GAAP Reconciliation

Additional non-GAAP ratios

	Three months ended				
(Dollars in thousands, except per share data)	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	June 30, 2019
Net income (a)	$ 37,393	$ 28,628	$ 48,677	$ 50,856	$ 52,703
Average total shareholders' equity	2,185,865	2,209,733	2,245,107	2,210,327	2,146,997
Less:					
Goodwill	(937,771)	(937,771)	(937,710)	(899,888)	(879,726)
Other intangibles	(72,086)	(75,014)	(78,190)	(51,365)	(37,666)
MSR's	(10,254)	(10,608)	(10,367)	(10,118)	(9,906)
Average tangible equity (b)	1,165,754	1,186,340	1,218,840	1,248,956	1,219,699
Total shareholders' equity	2,221,019	2,179,383	2,247,705	2,261,313	2,188,189
Less:					
Goodwill	(937,771)	(937,771)	(937,771)	(937,689)	(879,727)
Other intangibles	(70,325)	(73,258)	(76,201)	(79,506)	(36,349)
MSR's	(11,250)	(10,278)	(10,650)	(10,293)	(10,086)
Ending tangible equity (c)	1,201,673	1,158,076	1,223,083	1,233,825	1,262,027
Total assets	15,870,890	15,057,567	14,511,625	14,480,445	14,437,663
Less:					
Goodwill	(937,771)	(937,771)	(937,771)	(937,689)	(879,727)
Other intangibles	(70,325)	(73,258)	(76,201)	(79,506)	(36,349)
MSR's	(11,250)	(10,278)	(10,650)	(10,293)	(10,086)
Ending tangible assets (d)	14,851,544	14,036,260	13,487,003	13,452,957	13,511,501
Risk-weighted assets (e)	11,034,570	11,027,347	11,023,795	10,883,554	10,674,394
Total average assets	15,710,204	14,524,422	14,460,288	14,320,514	14,102,733
Less:					
Goodwill	(937,771)	(937,771)	(937,710)	(899,888)	(879,726)
Other intangibles	(72,086)	(75,014)	(78,190)	(51,365)	(37,666)
MSR's	(10,254)	(10,608)	(10,367)	(10,118)	(9,906)
Average tangible assets (f)	$ 14,690,093	$ 13,501,029	$ 13,434,021	$ 13,359,143	$ 13,175,435
Ending shares outstanding (g)	98,018,858	97,968,958	98,490,998	100,094,819	98,647,690
Ratios					
Return on average tangible shareholders' equity (a)/(b)	12.90%	9.71%	15.84%	16.15%	17.33%
Ending tangible equity as a percent of:					
Ending tangible assets (c)/(d)	8.09%	8.25%	9.07%	9.17%	9.34%
Risk-weighted assets (c)/(e)	10.89%	10.50%	11.09%	11.34%	11.82%
Average tangible equity as a percent of average tangible assets (b)/(f)	7.94%	8.79%	9.07%	9.35%	9.26%
Tangible book value per share (c)/(g)	$ 12.26	$ 11.82	$ 12.42	$ 12.33	$ 12.79

All dollars shown in thousands

first financial bancorp

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Appendix: Non-GAAP to GAAP Reconciliation

Additional non-GAAP measures

(Dollars in thousands, except per share data)	2Q20 As Reported	2Q20 Adjusted	1Q20 As Reported	1Q20 Adjusted	4Q19 As Reported	4Q19 Adjusted	3Q19 As Reported	3Q19 Adjusted	2Q19 As Reported	2Q19 Adjusted
Net interest income (f)	$ 111,576	$ 111,576	$ 114,282	$ 114,282	$ 118,902	$ 118,902	$ 121,535	$ 121,535	$ 122,302	$ 122,302
Provision for credit losses-loans and leases (j)	17,859	17,859	23,880	23,880	4,629	4,629	5,228	5,228	6,658	6,658
Provision for credit losses-unfunded commitments (j)	2,370	2,370	1,568	1,568						
Noninterest income	42,725	42,725	35,384	35,384	36,768	36,768	33,140	33,140	34,638	34,638
less: gains (losses) on sale of investment securities		128		(157)		(56)		208		52
Total noninterest income (g)	42,725	42,597	35,384	35,541	36,768	36,824	33,140	32,932	34,638	34,586
Noninterest expense	88,689	88,689	89,666	89,666	93,064	93,064	86,226	86,226	84,378	84,378
less: severance and merger-related expenses		35		329		693		5,192		5,187
less: historic tax credit write-down @ 21%						2,862				
less: COVID-19 costs		660		1,011						
less: other		1,507		1,139		1,740		711		336
Total noninterest expense (e)	88,689	86,487	89,666	87,187	93,064	87,769	86,226	80,323	84,378	78,855
Income before income taxes (i)	45,383	47,457	34,552	37,188	57,977	63,328	63,221	68,916	65,904	71,375
Income tax expense	7,990	7,990	5,924	5,924	9,300	9,300	12,365	12,365	13,201	13,201
plus: tax effect of adjustments		436		554		377		926		785
plus: after-tax impact of historic tax credit write-down @ 35%						2,261				
Total income tax expense (h)	7,990	8,426	5,924	6,478	9,300	11,938	12,365	13,291	13,201	13,986
Net income (a)	$ 37,393	$ 39,031	$ 28,628	$ 30,710	$ 48,677	$ 51,390	$ 50,856	$ 55,625	$ 52,703	$ 57,389
Average diluted shares (b)	97,989	97,989	98,356	98,356	99,232	99,232	99,078	99,078	98,648	98,648
Average assets (c)	15,710,204	15,710,204	14,524,422	14,524,422	14,460,288	14,460,288	14,320,514	14,320,514	14,102,733	14,102,733
Average shareholders' equity	2,185,865	2,185,865	2,209,733	2,209,733	2,245,107	2,245,107	2,210,327	2,210,327	2,146,997	2,146,997
Less:										
Goodwill and other intangibles	(1,020,111)	(1,020,111)	(1,023,393)	(1,023,393)	(1,026,267)	(1,026,267)	(961,371)	(961,371)	(927,298)	(927,298)
Average tangible equity (d)	1,165,754	1,165,754	1,186,340	1,186,340	1,218,840	1,218,840	1,248,956	1,248,956	1,219,699	1,219,699
Ratios										
Net earnings per share - diluted (a)/(b)	$ 0.38	$ 0.40	$ 0.29	$ 0.31	$ 0.49	$ 0.52	$ 0.51	$ 0.56	$ 0.53	$ 0.58
Return on average assets - (a)/(c)	0.96%	1.00%	0.79%	0.85%	1.34%	1.41%	1.41%	1.54%	1.50%	1.63%
Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c)	1.68%	1.73%	1.66%	1.73%	1.72%	1.86%	1.90%	2.05%	2.06%	2.22%
Return on average tangible shareholders' equity - (a)/(d)	12.90%	13.47%	9.71%	10.41%	15.84%	16.73%	16.15%	17.67%	17.33%	18.87%
Efficiency ratio - (e)/((f)+(g))	57.5%	56.1%	59.9%	58.2%	59.8%	56.4%	55.7%	52.0%	53.8%	50.3%
Effective tax rate - (h)/(i)	17.6%	17.8%	17.1%	17.4%	16.0%	18.9%	19.6%	19.3%	20.0%	19.6%

FIRST first financial bancorp

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First Financial Bank First Financial Center 225 East Fifth Street Suite 800 Cincinnati, OH 45202-4248 44